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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the financial statements and financial statement schedule of Puget Energy, Inc., which appears in Puget Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
September 9, 2002